As filed with the Securities and Exchange Commission on July 23, 1997
===============================================================================

                                                      Registration No. 333-29285


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       on
                                    FORM S-8
                                   to FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                             MARCAM SOLUTIONS, INC.
             (Exact Name of registrant as specified in its charter)

            Delaware                                  04-3371621
 (State or other jurisdiction of         (I.R.S. Employee Identification No.)
 incorporation or organization)

                  95 Wells Avenue, Newton, Massachusetts 02159
               (Address of principal executive offices) (Zip Code)

                     Marcam Solutions, Inc. 1997 Stock Plan
            Marcam Solutions, Inc. 1997 Employee Stock Purchase Plan
       Marcam Solutions, Inc. 1997 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

                          -----------------------------

                               MICHAEL J. QUINLAN
                             Chief Executive Officer
                             MARCAM SOLUTIONS, INC.
                                 95 Wells Avenue
                           Newton, Massachusetts 02159
                                 (617) 965-0220
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)
                          -----------------------------

                                    Copy to:

                                 MARK H. BURNETT
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000


===============================================================================

          REGISTRATION OF SHARES TO BE ISSUED UPON EXERCISE OF OPTIONS
         GRANTED PURSUANT TO THE MARCAM SOLUTIONS, INC. 1997 STOCK PLAN,
        THE MARCAM SOLUTIONS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN AND
    THE MARCAM SOLUTIONS, INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     Marcam Solutions, Inc. hereby amends its Registration Statement on Form S-4 (No. 333-29285) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the sale of the Common Stock, par value $.01 per share ("Common Stock"), of Marcam Solutions, Inc. reserved for issuance pursuant to the Marcam Solutions, Inc. 1997 Stock Plan, Marcam Solutions, Inc. 1997 Employee Stock Purchase Plan and Marcam Solutions, Inc. 1997 Non-Employee Director Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (File No. 0-22841):

     1. The Registrant's Registration Statement on Form 10, filed on July 15, 1997 and amended on July 22, 1997.

     2. The section entitled "Description of Marcam Solutions Capital Stock" contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act on July 15, 1997 and amended on July 22, 1997.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law (the "Delaware Law") permits indemnification of officers, directors, employees and agents against liabilities and expenses incurred in proceedings if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the case of derivative actions, indemnification is limited to expenses and no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless indemnification is otherwise authorized by a court. In the case of any criminal proceeding, the individual must either have had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. The Delaware Law provides that the statutory indemnification is not exclusive of rights to indemnification provided in the certificate of incorporation or by-laws, or through resolutions of a corporation's board of directors or shareholders.

     The Certificate of Incorporation of Marcam Solutions provides that each person who is involved in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service to the full extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The indemnification rights offered by the Certificate of Incorporation of Marcam Solutions are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Marcam Solutions intends to enter into indemnification agreements with its directors and officers providing indemnification to the full extent permitted by Delaware Law. Marcam Solutions is authorized to purchase and maintain (and Marcam Solutions intends to maintain) insurance on behalf of its directors, officers, employees and agents.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.                                      Description of Exhibit
-----------                                      ----------------------
   4.1*    Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1)
   4.2*    By-laws of the Registrant (previously filed as Exhibit 3.2)
   4.3*    Specimen Certificate representing the Common Stock (previously filed as Exhibit 4.1)
   4.4*    Marcam Solutions, Inc. 1997 Employee Stock Purchase Plan (previously filed as Exhibit 10.3)
   4.5*    Marcam Solutions, Inc. 1997 Stock Plan (previously filed as Exhibit 10.4)
   4.6*    Marcam Solutions, Inc. 1997 Non-Employee Director Stock Option Plan (previously filed as Exhibit 10.5)
   4.7*    Rights Agreement, dated July 17, 1997, between Registrant and The First National Bank of Boston, which includes as Exhibit A the form of Certificate of Designation of Preferred  Stock, as
           Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase
           Preferred  Stock (previously filed as Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on
           Form 10 filed on July 22, 1997 and incorporated herein by this reference)
   4.8*    Form of Warrant (previously filed as Exhibit 4.3)
     5*    Opinion of Testa, Hurwitz & Thibeault, LLP
  23.1*    Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5)
  23.2     Consent of Coopers & Lybrand L.L.P.
  23.3     Consent of Coopers & Lybrand L.L.P.
  23.4     Consent of KPMG Peat Marwick LLP
    24     Power of Attorney (contained in the Signatures)

----------------
* Previously filed as exhibit number referenced.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newton, Commonwealth of Massachusetts, on this 23rd day of July, 1997.

                             MARCAM SOLUTIONS, INC.



                             By: /s/ George A. Chamberlain, 3d
                                 ----------------------------------
                                 George A. Chamberlain, 3d
                                 Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Michael J. Quinlan and George A. Chamberlain, 3d his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


            Signature                         Title                 Date


/s/ Michael J. Quinlan           President, Chief Executive       July 23, 1997
------------------------------   Officer and Director
Michael J. Quinlan               (Principal Executive Officer)



/s/ George A. Chamberlain, 3d    Vice President of Finance and    July 23, 1997
-----------------------------    Chief Financial Officer
George A. Chamberlain, 3d        (Principal Financial and
                                 Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.                                         Description of Exhibit
-----------                                         ----------------------
        4.1*       Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1)
        4.2*       By-laws of the Registrant (previously filed as Exhibit 3.2)
        4.3*       Specimen Certificate representing the Common Stock (previously filed as Exhibit 4.1)
        4.4*       Marcam Solutions, Inc. 1997 Employee Stock Purchase Plan (previously filed as Exhibit 10.3)
        4.5*       Marcam Solutions, Inc. 1997 Stock Plan (previously filed as Exhibit 10.4)
        4.6*       Marcam Solutions, Inc. 1997 Non-Employee Director Stock Option Plan (previously filed as Exhibit 10.5)
        4.7*       Rights Agreement, dated July 17, 1997, between Registrant and The First National Bank of Boston, which includes as Exhibit A the form of Certificate of Designation of Preferred  Stock, as
                   Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase
                   Preferred  Stock (previously filed as Exhibit 4.2 to  Amendment No. 1 to the Registrant's Registration  Statement
                   on Form 10 filed on July 22, 1997 and incorporated herein by this reference)
        4.8*       Form of Warrant (previously filed as Exhibit 4.3)
          5*       Opinion of Testa, Hurwitz & Thibeault, LLP
       23.1*       Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5)
       23.2        Consent of Coopers & Lybrand L.L.P.
       23.3        Consent of Coopers & Lybrand L.L.P.
       23.4        Consent of KPMG Peat Marwick LLP
         24        Power of Attorney (contained in the Signatures)

----------------
* Previously filed as exhibit number referenced.